Exhibit 10.5
                                                                   ------------

     **CONFIDENTIAL TREATMENT REQUESTED OF INFORMATION FILED SEPARATELY (asterisks indicate redacted numbers contained in the amendment, which has been filed separately with the Securities and Exchange Commission)


          AMENDMENT TO PRIVATE LABEL CREDIT CARD PROGRAM AGREEMENT

This Amendment is to that certain Private Label Credit Card Program Agreement between World Financial Network National Bank, ("Bank ") and United Retail Group, Inc. and United Retail Incorporated (collectively referred to as "Retailer").

        WHEREAS, Bank and Retailer entered into that certain Private Label Credit Card Program Agreement dated January 27, 1998, (the "Agreement"); and,

        WHEREAS, Bank and Retailer now desire to amend the Agreement as set forth herein;

        NOW, THEREFORE, Bank and Retailer hereby agree as follows:

1. Definitions. The following definition is added to Section 1.1,
Definitions:


                   "Pay by Phone" - Bank shall from time to time permit certain Cardholders to make payments to Bank with a pay by phone product offered by Bank. Bank may charge the Cardholders a fee for the use of the product.

                  The definition of "BDIP Incentive Percentage" in Section 1.1, is hereby amended to provide that the BDIP Incentive Percentages for the years ending subsequent to 2/29/2004 shall be the same as the percentages set forth in the table for the Year Ending 2/29/2004.

2. Initial Term. Section 13.1, Term of Agreement, is hereby amended to extend the Initial Term of the Agreement through and including February 28, 2007.

3. Servicing Fees. The following new fee is added to Exhibit 6.1(b) Service
Fees:


   Pay by Phone Processing          Per transaction                  $**



4. Consumer Charges. Pursuant to Section 2.3, the parties agree to add to the Consumer Charges applicable to Accounts any Pay by Phone fees imposed by Bank upon Cardholders after review and approval of such fee by Retailer.


5. Increase in Fees. Bank and Retailer agree to increase the Service Fees charged by Bank to Retailer pursuant to this Agreement by ** percent (**%), effective on February 1, 2002. Such ** percent (**%) increase shall be added to the total fees shown on the Bank's invoice, an example of such calculation is set forth on sample invoice attached hereto.


6. The effective date of this Amendment shall be October 1, 2001.

7. As hereby amended and supplemented, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment.


World Financial Network National Bank


By:  Daniel T. Groomes
     -----------------

Title:   President


United Retail Group, Inc.                          United Retail Incorporated


  By:  Jon Grossman                                By:  Kenneth P. Carroll
       ------------                                     ------------------------

  Title:  Vice President                           Title:  President




     **CONFIDENTIAL TREATMENT REQUESTED OF INFORMATION FILED SEPARATELY (asterisks indicate redacted numbers contained in the amendment, which has been filed separately with the Securities and Exchange Commission)


                                 Attachment
          Service Fees Invoice Example Effective February 1, 2002
               EXAMPLE STATEMENT
United Retail Group, Inc.
                                                                ----------------
Attn:  Scott Weiss                                Invoice       Example
                                                  Date:
                                                                ----------------
365 West Passaic Street                           Processing
                                                  Period:       February-02
                                                                ----------------
Rochelle Park  NJ   07662                         Invoice
                                                  Number:
                                                                ----------------


-----------------------------------------------------------------------------------------------------------------------------------
         Service Fees                                  Quantity                               Unit Cost            Total Cost
-----------------------------------------------------------------------------------------------------------------------------------
A.   New Account Acquisitions

     1.  Mail In Applications                                  387    Per Application             **                            **
     2.  Quick Credit Referrals                              3,894    Per Application             **                            **
     3.  Instant Credits                                       432    Per Application             **                            **
     4.  Other New Accounts Calls                              722    Per Application             **                            **
     5.  Quick Credit                                       14,760    Per Application             **                            **
     6.  Catalog                                               639    Per Call                    **                            **
     7.  Embossing                                          12,895    Per Card                    **                            **


B.   Processing and Servicing Fees
     1.  Statement Generation
              (Including Postage of $0.298)

         150,001 - 200,000                                            Per Statement               **                            **
         200,001 - 250,000                                            Per Statement               **                            **
         250,001 - 300,000                                 255,958    Per Statement               **                            **
         300,001 - 400,000                                            Per Statement               **                            **
         400,001 - 500,000                                            Per Statement               **                            **
         500,001 - and over                                           Per Statement               **                            **

     2.  Zero Balance Statements                            26,068    Per Statement               **                            **

     3.  Remittance Processing                             146,568    Per Remittance              **                            **


         Customer Service

     4.  Phone (800# Included)                              20,907    Per Inquiry                 **                            **
         Written                                               680    Per Inquiry                 **                            **
         Automated Response                                 24,215    Per Inquiry                 **                            **


     5.  Letters (Including Postage of $0.298)

         Collection                                         38,199    Per Letter Mailed           **                            **
         Customer Service                                   12,129    Per Letter Mailed           **                            **
         Decline                                            10,443    Per Letter Mailed           **                            **
         Retailer's Adverse Action Regret Letter                 0    Per Letter Mailed           **                            **


     6.  Collection Accounts Worked

         Collector Accounts                                 10,149    Per Account Worked          **                            **
         Dialer Accounts                                    28,133    Per Account Worked          **                            **

     7.  Voice Authorizations (800# Included)               11,480    Per Voice Auth Call         **                            **

     8.  Network Authorization                             214,706    Per Transaction             **                            **

     9   Pay by Phone Processing                               xxx    Per Transaction             **                            **
                                            SubTotal                                                                            **

         **% Renewal                                                                                                            **


-----------------------------------------------------------------------------------------------------------------------------------

     Total Servicing Due From URG                                                                                               **

-----------------------------------------------------------------------------------------------------------------------------------